                                                                   Exhibit 99.4

                               Offer to Exchange
                     Floating Rate Exchange Notes due 2003
                 (Registered under the Securities Act of 1933)
                          for Any and All Outstanding
                         Floating Rate Notes due 2003
                                      and
                        5.375% Exchange Notes due 2006
                 (Registered under the Securities Act of 1933)
                          for Any and All Outstanding
                             5.375% Notes due 2006
                                      of
                              CELLCO PARTNERSHIP
                                      and
                         VERIZON WIRELESS CAPITAL LLC

To Registered Holders and The Depository
Trust Company Participants:

   Enclosed are the materials listed below relating to the offer by Cellco Partnership, a Delaware general partnership, and Verizon Wireless Capital LLC, a Delaware limited liability company (collectively, the "Issuers"), to exchange their Floating Rate Exchange Notes due 2003 and 5.375% Exchange Notes due 2006 (collectively, the "New Securities"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the Issuers' issued and outstanding Floating Rate Notes due 2003 (in the case of the Floating Rate Exchange Notes due 2003) and 5.375% Notes due 2006 (in the case of the 5.375% Exchange Notes due 2006) (collectively, the "Old Securities") upon the terms and subject to the
conditions set forth in the Issuers' Prospectus, dated       , 2002, and the
related Letter of Transmittal (which together constitute the "Exchange Offer").

   Enclosed herewith are copies of the following documents:

    1. Prospectus dated       , 2002;

    2. Letter of Transmittal;

    3. Notice of Guaranteed Delivery;

    4. Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner; and

    5. Letter which may be sent to your clients for whose account you hold Old Securities in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

   We urge you to contact your clients promptly. Please note that the Exchange
Offer will expire at 5:00 p.m., New York City time, on       , 2002 unless
extended.

   The Exchange Offer is not conditioned upon any minimum number of Old Securities being tendered.

   Pursuant to the Letter of Transmittal, each holder of Old Securities will represent to the Issuers that (i) the holder is not an "affiliate" of either Issuer, (ii) any New Securities to be received by it are being acquired in the ordinary course of its business, and (iii) the holder has no arrangement or understanding with any person to participate, and is not engaged and does not intend to engage, in a distribution (within the meaning of the Securities Act) of such New Securities. If the tendering holder is a broker-dealer that will receive New Securities for its own account in exchange for Old Securities, you will represent on behalf of such broker-dealer that the Old Securities to be exchanged for the New Securities were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Securities. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Securities, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner contains an authorization by the beneficial owners of the Old Securities for you to make the foregoing representations.

   The Issuers will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Securities pursuant to the Exchange Offer. The Issuers will pay or cause to be paid any transfer taxes payable on the transfer of Old Securities to it, except as otherwise provided in Instruction 10 of the enclosed Letter of Transmittal.

   Additional copies of the enclosed material may be obtained from the undersigned.

                                          Very truly yours,

                                          FIRST UNION NATIONAL BANK

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF CELLCO PARTNERSHIP, VERIZON WIRELESS CAPITAL LLC OR FIRST UNION NATIONAL BANK OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

                                      2